Exhibit 10.5
SECOND AMENDMENT TO THE SPARTON CORPORATION DEFERRED COMPENSATION PLAN
WHEREAS, Sparton Corporation (the “Company”) adopted the Sparton Corporation Deferred Compensation Plan (the “Plan”) effective as of January 1, 2014; and
WHEREAS, Sparton Corporation has adopted and shareholders have approved the Sparton Corporation 2010 Long-Term Stock Option Incentive Plan
WHEREAS, pursuant to Section 11.10 of the Plan the Company has the authority to amend the plan to the extent permitted by Internal Revenue Code Section 409A; and
WHEREAS, the Company does hereby desire to amend the Plan to permit the participation of their Board of Directors (the “Directors”);
WEHREAS, the plan needs to be amended to include such eligible forms of director compensation;
WHEREAS, the company desires to expand the eligible forms of compensation for non-directors, the plan will be amended to include Restricted Stock Units;
NOW, THEREFORE, the Plan is hereby amended by adoption of the following Resolutions:
RESOLVED, the plan hereby amends Article 1 Section 1.1 as follows:
By deleting the definition of “Eligible Employee” and replace it as follows:
“Eligible Employee” means any employee of the Company or an Affiliate and any member of the Board of Directors who is selected to participate herein in accordance with the provisions of Article 2 hereof, and is one of a select group of management or highly compensated employees.
By adding the following definition for “Board of Directors”
“Board of Directors” means any properly elected member of the Company’s or an Affiliate’s Board of Directors and any independent contractor who is a member of a committee, if such committee is established by and its members appointed by the Board of Directors.
By adding the following definition for “Restricted Stock Units”
“Restricted Stock Units” is defined under section 2 of the Sparton Corporation 2010 Long-Term Stock Option Incentive Plan.
By adding the following at the end of the definition of “Pay Type”

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For purposes of clarification, as of July 1, 2014, the following chart reflects the types of compensation included as “Pay Types” and the associated maximum deferral percentage for each.

Eligible Pay Type	Maximum Deferral Percentage
Base Salary	80%
Annual Bonus	80%
Annual Commissions	80%
Director Fees	100%
401k Refund	100%
Restricted Stock Units	100%

FURTHER RESOLVED, Restricted Stock Units shall be added to the list of Pay Types in Section I of the Adoption Agreement.
FURTHER RESOLVED, that the Vice President of Human Resources shall be delegated with the responsibility to carry out such actions necessary to effect the eligibility, enrollment and communication of the Plan to the Eligible Employees; and
FURTHER RESOLVED, that this shall become effective as of July 1, 2014.
Signed:     __/s/_Steve Korwin__________
Name:    __Steve Korwin_____________
Title:    _SVP Quality & Engineering___
Date:    __7/1/2014________________

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